Exhibit 99.1

Upwork Reports Fourth Quarter and Full Year 2024 Financial Results
Achieves record revenue, GAAP net income1 and adjusted EBITDA2,3 for the fourth quarter and full year 2024
Fourth-quarter revenue of $191.5 million and GAAP net income1 of $147.2 million
Fourth-quarter adjusted EBITDA2,3 of $50.2 million or 26% adjusted EBITDA margin, Upwork’s highest ever
Full-year revenue of $769.3 million, GAAP net income1 of $215.6 million, and adjusted EBITDA2,3 of $167.6 million
PALO ALTO, Calif. – February 12, 2025 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent from across the globe, today announced its financial results for the fourth quarter and full year of 2024.
“2024 was a record year for Upwork, with full-year revenue, GAAP net income and adjusted EBITDA reaching all-time highs,” said Hayden Brown, president and CEO, Upwork. “Our 2024 results are a reflection of our strong execution driving durable, profitable growth, bringing new AI innovations to market, and building long-term shareholder value. Upwork’s superior scale and model means we are poised to continue to gain market share as a trusted source of high-quality talent and work outcomes, powered by AI, in the years ahead.”
“We are delivering on our plan to expand profit margins, achieving an adjusted EBITDA margin of 26% in the fourth quarter—our most profitable quarter ever,” said Erica Gessert, CFO, Upwork. “We continue to execute on all fronts, even in the face of a challenging macroeconomic environment. Regardless of the operating environment in 2025 and beyond, we expect to increase profitability and free cash flow each and every year as we make steady progress toward our 35% adjusted EBITDA margin target.”
Fourth Quarter & Full Year 2024 Financial Highlights
•Revenue grew 4% year-over-year to $191.5 million in the fourth quarter of 2024
•Revenue grew 12% year-over-year to $769.3 million for full year 2024
•Active clients of 832,000
•GSV per active client of $4,815 increased 1% quarter-over-quarter in the fourth quarter, representing the second consecutive quarter of sequential growth
•Net income1 was $147.2 million in the fourth quarter of 2024, compared to net income of $17.4 million in the fourth quarter of 2023
•Net income1 was $215.6 million in 2024, compared to net income of $46.9 million in 2023
•Diluted earnings per share was $1.03 in the fourth quarter of 2024, compared to diluted earnings per share of $0.13 in the fourth quarter of 2023
•Diluted earnings per share was $1.52 in 2024, compared to diluted earnings per share of $0.06 in 2023
•Adjusted EBITDA2,3 was $50.2 million in the fourth quarter of 2024, a 65% increase compared to adjusted EBITDA of $30.5 million in the fourth quarter of 2023
1 Includes a non-cash tax benefit of $140.3 million from the release of a valuation allowance on certain deferred tax assets
2 For each of the three and 12 months ended December 31, 2024, adjusted EBITDA does not include restructuring charges related to the restructuring plan announced on October 23, 2024, or the Restructuring Plan.
3 An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

•Adjusted EBITDA2,3 was $167.6 million in 2024, a 129% increase compared to adjusted EBITDA of $73.1 million in 2023
•Cash provided by operating activities4,5 was $38.6 million in the fourth quarter of 2024, compared to cash provided by operating activities of $31.4 million in the fourth quarter of 2023
•Cash provided by operating activities4,5 was $153.6 million in 2024, compared to cash provided by operating activities of $52.7 million in 2023
•Free cash flow3,4,5 was $34.7 million in the fourth quarter of 2024, compared to free cash flow of $27.8 million in the fourth quarter of 2023
•Free cash flow3,4,5 was $139.1 million in 2024, compared to free cash flow of $39.4 million in 2023
Full Year 2024 Operational Highlights
Empowering Customers with AI
•Made rapid progress on AI roadmap by launching enhancements for Uma™, Upwork’s Mindful AI, throughout 2024 to create tailored proposal drafts for freelancers and evaluate candidates for clients.
•Premiered Uma™-powered Managed Services to more efficiently scope projects, evaluate skills, and design optimal teams of experts to deliver work outcomes for larger clients.
•Acquired Objective AI, Inc., an AI-native search-as-a-service company, to further enhance Upwork’s all-time-high core search and match performance, strengthen Upwork’s AI and machine learning teams, and continue to uplevel multi-modal capabilities for Uma™.
Strong AI Category Growth
•GSV from AI-related work grew 60% year-over-year in 2024.
•The number of clients engaging in AI-related projects grew 42% year-over-year in 2024.
•Freelance professionals working on AI-related work earned 44% more per hour than freelancers working on non-AI-related work in 2024.
Enterprise
•Enterprise revenue grew 4% year-over-year to $107.2 million in 2024.
•Managed Services revenue grew 12% year-over-year in 2024, reflecting increasing demand for delivery of work outcomes and strong pipeline of new Managed Services clients.
•Launched Upwork Business Plus, a premium plan that provides a smoother glidepath for larger clients and closes the gap between Marketplace and Enterprise offerings.
Ads & Monetization
•Continued strength in ads & monetization, with revenues increasing 51% year-over-year in 2024.
•Freelancer Plus subscription revenue grew 58% year-over-year in 2024.

4 Fourth quarter free cash flow includes cash paid of $17.1 million associated with the Restructuring Plan.
5 The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and Client Receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.

Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the first quarter of 2025 is:
•Revenue: $186 million to $191 million
•Adjusted EBITDA: $46 million to $50 million
•Diluted weighted-average shares outstanding: 143 million to 145 million
•Non-GAAP diluted EPS: $0.24 to $0.26

Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, non-GAAP diluted EPS, and stock-based compensation expense for full year 2025 is:
•Revenue: $740 million to $760 million
•Adjusted EBITDA: $180 million to $190 million
•Diluted weighted-average shares outstanding: 138 million to 142 million
•Non-GAAP diluted EPS: $1.05 to $1.10
•Stock-based compensation expense is expected to be approximately $15 million per quarter in 2025

UPWORK INC.
Key Financial and Operational Metrics
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In thousands, except percentages )	2024	2023	% Change	2024	2023	% Change
GSV(1)	$992,766	$1,072,079	(7)%	$4,008,107	$4,142,252	(3)%
Marketplace revenue(1)	$163,655	$157,490	4%	$662,108	$586,099	13%
Enterprise revenue(1)	$27,828	$26,444	5%	$107,217	$103,037	4%
Gross profit	$148,842	$138,066	8%	$595,231	$518,686	15%
Gross profit margin	78%	75%	267 bps	77%	75%	210 bps
Operating expenses	$135,259	$129,638	4%	$530,025	$529,946	0%
Net income	$147,166	$17,374	*	$215,586	$46,887	*
Adjusted EBITDA(1)(2)	$50,206	$30,470	65%	$167,593	$73,134	129%
Profit margin	77%	9%	6,741 bps	28%	7%	2,122 bps
Adjusted EBITDA margin(2)	26%	17%	965 bps	22%	11%	1,117 bps
Cash provided by operating activities(3)	$38,583	$31,370	23%	$153,563	$52,708	191%
Free cash flow(1)(2)(3)	$34,718	$27,756	25%	$139,119	$39,357	*
*Not meaningful

	As of December 31,
(In thousands)	2024	2023	% Change
Active clients(1)	832	851	(2)%

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2024	2024
New enterprise clients(1)	21	137

(1) See Key Definitions in our fourth quarter 2024 earnings presentation.

(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
(3)The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and Client Receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.

Fourth Quarter and Full Year 2024 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s fourth quarter and full year 2024 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s fourth quarter and full year 2024 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with highly-skilled independent talent from across the globe. From entrepreneurs to Fortune 100 enterprises, companies rely on Upwork’s trusted platform to tap into expert talent, leverage AI-powered work solutions, and drive meaningful business outcomes. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, Upwork enables businesses of all sizes to scale, innovate, and build agile teams. Upwork’s platform has facilitated more than $20 billion in economic opportunity for talent around the world. Learn more at upwork.com and follow us on LinkedIn, Facebook, Instagram, TikTok, and X.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (the “Company,” “we,” “us,” or “our”) contains "forward-looking" statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the first quarter and full year 2025, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, including artificial intelligence, industry environment, the economy, our plans with respect to share repurchases, the expected impact of cost-savings initiatives, the expected impact of our acquisition of Objective AI, Inc., and other future conditions.

We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not rely on such forward-looking statements as predictions of future events. We make no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the SEC on November 6, 2024, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, when filed.

Undue reliance should not be placed on the forward-looking statements in this press release. Neither we nor any other person makes any representation or warranty as to the accuracy or completeness of the information herein. This press release is made solely for informational purposes.

Upwork, “Uma, Upwork’s Mindful AI,” and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This presentation may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Marketplace	$163,655	$157,490	$662,108	$586,099
Enterprise	27,828	26,444	107,217	103,037
Total revenue	191,483	183,934	769,325	689,136
Cost of revenue	42,641	45,868	174,094	170,450
Gross profit	148,842	138,066	595,231	518,686
Operating expenses
Research and development	53,491	46,217	209,283	177,363
Sales and marketing	43,934	49,304	185,211	220,681
General and administrative	35,602	32,003	128,803	118,925
Provision for transaction losses	2,232	2,114	6,728	12,977
Total operating expenses	135,259	129,638	530,025	529,946
Income (loss) from operations	13,583	8,428	65,206	(11,260)
Other income, net	4,788	7,389	25,221	60,137
Income before income taxes	18,371	15,817	90,427	48,877
Income tax benefit (provision)	128,795	1,557	125,159	(1,990)
Net income	$147,166	$17,374	$215,586	$46,887

Net income per share:
Basic	$1.10	$0.13	$1.61	$0.35
Diluted	$1.03	$0.13	$1.52	$0.06

Weighted-average shares used to compute net income per share:
Basic	134,265	136,620	133,621	134,774
Diluted	143,098	143,803	143,152	137,263

UPWORK INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$305,757	$79,641
Marketable securities	316,344	470,457
Funds held in escrow, including funds in transit	195,736	212,387
Trade and client receivables, net	75,490	103,061
Prepaid expenses and other current assets	17,727	17,825
Total current assets	911,054	883,371
Property and equipment, net	30,056	27,140
Goodwill	121,064	118,219
Intangible assets, net	12,989	3,048
Operating lease asset	5,752	4,333
Deferred tax asset	128,779	—
Other assets, noncurrent	1,919	1,430
Total assets	$1,211,613	$1,037,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,128	$5,063
Escrow funds payable	195,736	212,387
Accrued expenses and other current liabilities	59,300	58,192
Deferred revenue	7,269	17,361
Total current liabilities	268,433	293,003
Debt, noncurrent	357,928	356,087
Operating lease liability, noncurrent	9,567	6,088
Other liabilities, noncurrent	308	1,288
Total liabilities	636,236	656,466

Stockholders’ equity
Common stock	14	14
Additional paid-in capital	653,575	674,918
Accumulated other comprehensive income	264	205
Accumulated deficit	(78,476)	(294,062)
Total stockholders’ equity	575,377	381,075
Total liabilities and stockholders’ equity	$1,211,613	$1,037,541

UPWORK INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,166	$17,374	$215,586	$46,887
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	1,972	1,867	5,505	8,673
Depreciation and amortization	4,370	3,808	14,813	9,449
Amortization of debt issuance costs	461	461	1,842	2,098
Accretion of discount of purchases of marketable securities, net	(1,480)	(4,598)	(11,911)	(14,430)
Amortization of operating lease asset	409	834	2,837	3,269
Tides Foundation common stock warrant expense	187	187	750	750
Stock-based compensation expense	13,633	18,047	68,391	74,195
Deferred taxes	(129,258)	—	(129,258)	—
Gain on early extinguishment of convertible senior notes	—	—	—	(38,945)
Changes in operating assets and liabilities:
Trade and client receivables (1)	(4,565)	(8,316)	(4,802)	(22,176)
Prepaid expenses and other assets	1,812	(1,341)	(656)	146
Operating lease liability	(136)	(1,528)	(4,351)	(5,903)
Accounts payable	428	3,289	969	(2,513)
Accrued expenses and other liabilities	5,097	6,823	4,730	5,746
Deferred revenue	(1,513)	(5,537)	(10,882)	(14,538)
Net cash provided by operating activities	38,583	31,370	153,563	52,708
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(127,818)	(260,034)	(362,322)	(709,214)
Proceeds from maturities of marketable securities	121,623	197,753	486,892	648,800
Proceeds from sale of marketable securities	3,354	5,460	41,775	165,035
Purchase of an intangible asset	—	(3,000)	—	(3,000)
Acquisition of business, net of cash acquired	(14,333)	—	(14,333)	—
Purchases of property and equipment	(1,549)	(134)	(3,528)	(692)
Internal-use software and platform development costs	(2,316)	(3,480)	(10,916)	(12,659)
Net cash provided by (used in) investing activities	(21,039)	(63,435)	137,568	88,270
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net (1)	(22,053)	(2,293)	9,956	25,443
Proceeds from exercises of stock options and common stock warrant	1,358	71	3,293	2,012
Proceeds from employee stock purchase plan	1,878	1,517	4,795	4,081
Net cash paid for early extinguishment of convertible senior notes	—	—	—	(171,327)
Repurchase of common stock	—	—	(100,000)	—
Net cash (used in) financing activities	(18,817)	(705)	(81,956)	(139,791)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,273)	(32,770)	209,175	1,187
Cash, cash equivalents, and restricted cash—beginning of period	506,866	329,188	296,418	295,231
Cash, cash equivalents, and restricted cash—end of period	$505,593	$296,418	$505,593	$296,418
(1) The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and Client Receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation. This reclassification did not affect the previously reported total cash balances on the Consolidated Statement of Cash Flows.
The following table reconciles cash, cash equivalents, and restricted cash as reported in the consolidated balance sheets to the total of the same amounts shown in the consolidated statements of cash flows as of the following (in thousands):

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$305,757	$79,641
Restricted cash	4,100	4,390
Funds held in escrow, including funds in transit	195,736	212,387
Total cash, cash equivalents, and restricted cash as shown in the consolidated statement of cash flows	$505,593	$296,418

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by (used in) operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. In addition, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the first quarter of 2025 and fiscal year 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$147,166	$17,374	$215,586	$46,887
Add back (deduct):
Stock-based compensation expense	13,633	18,047	68,391	74,195
Depreciation and amortization	4,370	3,808	14,813	9,449
Other income, net (1)	(4,788)	(7,389)	(25,221)	(60,137)
Income tax (benefit) provision (2)	(128,795)	(1,557)	(125,159)	1,990
Other (3)(4)	18,620	187	19,183	750
Adjusted EBITDA	$50,206	$30,470	$167,593	$73,134
Profit margin	77%	9%	28%	7%
Adjusted EBITDA margin	26%	17%	22%	11%

Cost of revenue, GAAP	$42,641	$45,868	$174,094	$170,450
Stock-based compensation expense	(262)	(491)	(1,586)	(1,900)
Other (3)	(317)	—	(317)	—
Cost of revenue, Non-GAAP	42,062	45,377	172,191	168,550
As a percentage of total revenue, GAAP	22%	25%	23%	25%
As a percentage of total revenue, Non-GAAP	22%	25%	22%	24%

Gross profit, GAAP	$148,842	$138,066	$595,231	$518,686
Stock-based compensation expense	262	491	1,586	1,900
Other (3)	317	—	317	—
Gross profit, Non-GAAP	149,421	138,557	597,134	520,586
Gross margin, GAAP	78%	75%	77%	75%
Gross margin, Non-GAAP	78%	75%	78%	76%

Research and development, GAAP	$53,491	$46,217	$209,283	$177,363
Stock-based compensation expense	(6,394)	(6,572)	(29,923)	(28,006)
Intangible amortization	(704)	—	(1,900)	—
Other (3)	(7,872)	—	(7,872)	—
Research and development, Non-GAAP	38,521	39,645	169,588	149,357
As a percentage of total revenue, GAAP	28%	25%	27%	26%
As a percentage of total revenue, Non-GAAP	20%	22%	22%	22%

Sales and marketing, GAAP	$43,934	$49,304	$185,211	$220,681
Stock-based compensation expense	(2,116)	(4,358)	(11,670)	(14,030)
Intangible amortization	(167)	—	(167)	—
Other (3)	(7,007)	—	(7,007)	—
Sales and marketing, Non-GAAP	34,645	44,946	166,368	206,651
As a percentage of total revenue, GAAP	23%	27%	24%	32%
As a percentage of total revenue, Non-GAAP	18%	24%	22%	30%

General and administrative, GAAP	$35,602	$32,003	$128,803	$118,925
Stock-based compensation expense	(4,861)	(6,626)	(25,212)	(30,259)
Other (3)(4)	(3,424)	(320)	(3,987)	(883)
General and administrative, Non-GAAP	27,317	25,057	99,604	87,783
As a percentage of total revenue, GAAP	19%	17%	17%	17%
As a percentage of total revenue, Non-GAAP	14%	14%	13%	13%

Total operating expenses, GAAP	$135,259	$129,638	$530,025	$529,946
Stock-based compensation expense	(13,371)	(17,556)	(66,805)	(72,295)
Intangible amortization	(871)	—	(2,066)	—
Other (3)(4)	(18,303)	(320)	(18,866)	(883)
Total operating expenses, Non-GAAP	102,714	111,762	442,288	456,768
As a percentage of total revenue, GAAP	71%	70%	69%	77%
As a percentage of total revenue, Non-GAAP	54%	61%	57%	66%

Income (loss) from operations, GAAP	$13,583	$8,428	$65,206	$(11,260)
Stock-based compensation expense	13,633	18,047	68,391	74,195
Intangible amortization	871	—	2,066	—
Other (3)(4)	18,881	320	19,444	883
Income from operations, Non-GAAP	46,968	26,795	155,107	63,818

Net income, GAAP	$147,166	$17,374	$215,586	$46,887
Stock-based compensation expense	13,633	18,047	68,391	74,195
Gain on early extinguishment of convertible senior notes (1)	—	—	—	(38,945)
Intangible amortization	871	—	2,066	—
Release of valuation allowance on deferred tax assets	(140,339)	—	(140,339)	—
Tax effect of non-GAAP adjustments	2,149	(6,945)	(18,000)	(12,546)
Other (3)(4)	18,881	320	19,444	883
Net income, Non-GAAP	42,361	28,796	147,148	70,474

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	134.3	136.6	133.6	134.8
Diluted (in millions)	143.1	143.8	143.2	137.3
Basic earnings per share, GAAP	$1.10	$0.13	$1.61	$0.35
Diluted earnings per share, GAAP	$1.03	$0.13	$1.52	$0.06

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	134.3	136.6	133.6	134.8
Diluted (in millions)	143.1	143.8	143.2	142.7
Basic earnings (loss) per share, Non-GAAP	$0.32	$0.21	$1.10	$0.52
Diluted earnings (loss) per share, Non-GAAP	$0.30	$0.20	$1.04	$0.52
(1) During the twelve months ended December 31, 2023, we recognized a gain of $38.9 million on the early extinguishment of a portion of our 0.25% convertible senior notes due 2026, which is included in other income, net.

(2) During each of the three and twelve months ended December 31, 2024, we recognized a non-cash tax benefit of $140.3 million from the release of a valuation allowance on certain deferred tax assets.
(3) During each of the three and twelve months ended December 31, 2024, we incurred $19.2 million in costs related to the execution of the Restructuring Plan. Of this amount, $18.4 million is included in Other, while the remaining amount is allocated between stock-based compensation expense and Other income, net.
(4) During each of the three and twelve months ended December 31, 2024 and 2023, we incurred $0.2 million and $0.6 million, respectively, of expense related to our Tides Foundation Warrant.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash provided by operating activities	$38,583	$31,370	$153,563	$52,708
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(3,865)	(3,614)	(14,444)	(13,351)
Free cash flow	$34,718	$27,756	$139,119	$39,357